Exhibit (j)(2)

We consent to the incorporation by reference in this Post-Effective Amendment No. 156 to Registration Statement No. 33-72424 on Form N-1A of our reports dated June 26, 2015, relating to the financial statements and financial highlights of the Aspen Managed Futures Strategy Fund, The Disciplined Growth Investors Fund, Grandeur Peak Global Opportunities Fund, Grandeur Peak International Opportunities Fund, Grandeur Peak Global Reach Fund, Grandeur Peak Emerging Markets Opportunities Fund, Emerald Banking and Finance Fund, Emerald Growth Fund, Emerald Insights Fund, Redmont Resolute Fund I, Redmont Resolute Fund II, Seafarer Overseas Growth and Income Fund, Pathway Advisors Conservative Fund, Pathway Advisors Aggressive Growth Fund, Stonebridge Small-Cap Growth Fund, Vulcan Value Partners Fund, and Vulcan Value Partners Small Cap Fund, each a series of Financial Investors Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended April 30, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

August 28, 2015
Denver, Colorado